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     EXHIBIT 11 -  Computation of Earnings Per Share -




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Item 6(a)
Exhibit 11
Computation of Earnings per Share
United Industrial Corporation and Subsidiaries




                                                           Three Months Ended                     Six Months Ended
                                                                 June 30                              June 30
                                                           ------------------                    ------------------
                                                        1995                1994               1995              1994
                                                        ----                ----               ----              ----
Primary:

  Average shares outstanding                       12,218,639          12,258,693         12,195,084        12,258,693
                                                   ==========          ==========         ==========        ==========
  Net income                                       $1,324,000          $1,408,000         $2,464,000        $2,462,000
                                                   ==========          ==========         ==========        ==========
  Earnings per share                                   $  .11              $  .11             $  .20            $  .20
                                                       ======              ======             ======            ======


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